                                                                      Exhibit 32

                            CERTIFICATION OF
           CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                   PURSUANT TO 18 U.S.C. SECTION 1350,
                         AS ADOPTED PURSUANT TO
              SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Quarterly Report of U.S.B. Holding Co., Inc. (the "Company") on Form 10-Q for the quarter ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Thomas E. Hales, as Chief Executive Officer of the Company, and Steven T. Sabatini, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. |_| 1350, as adopted pursuant to |_| 906 of the Sarbanes-Oxley Act of 2002, based on his knowledge that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/Thomas E. Hales                                    Date: August 6, 2004
Thomas E. Hales
Chief Executive Officer

/s/Steven T. Sabatini                                 Date: August 6, 2004
Steven T. Sabatini
Chief Financial Officer


This certification accompanies this Report pursuant to |_| 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.




                                     Page 3